CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-42915, of A.T. Cross Company on Form S-8 of our report dated June 19, 2013 appearing in this Annual Report on Form 11-K of Crossaver Plus 401(k) Retirement Plan for the year ended December 31, 2012.

/s/ STOWE & DEGON LLC

Westborough, Massachusetts

June 25, 2013